Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

SANARA MEDTECH INC.

TABLE OF CONTENTS

SECTION 1	OFFICES	1

SECTION 2	SHAREHOLDERS	1

2.1	Annual Meetings	1
2.2	Special Meetings	1
2.3	Place of Meetings	1
2.4	Notice of Meetings	2

2.4.1	General	2
2.4.2	Advance Notice of Shareholder Nominations	2
2.4.3	Advance Notice of Shareholder Proposals	5

2.5	Waiver of Notice	7

2.5.1	Waiver in Writing or by Electronic Transmission	7
2.5.2	Waiver by Attendance	7

2.6	Fixing of Record Date for Determining Shareholders	7

2.6.1	Meetings	7
2.6.2	Consent to Corporate Action Without a Meeting	8
2.6.3	Dividends, Distributions and Other Rights	8

2.7	Voting List	8
2.8	Quorum	8
2.9	Manner of Acting	9
2.10	Proxies	9

2.10.1	Appointment	9
2.10.2	Delivery to Corporation; Duration; Proxy Solicitation	9

2.11	Voting of Shares	9
2.12	Voting for Directors	10
2.13	Action by Shareholders Without a Meeting	10

SECTION 3	BOARD OF DIRECTORS	10

3.1	General Powers	10
3.2	Number and Tenure	10
3.3	Removal	11
3.4	Vacancies	11
3.5	Regular Meetings	11
3.6	Special Meetings	11
3.7	Meetings by Telephone	11
3.8	Notice of Special Meetings	11

3.8.1	Personal Delivery	12
3.8.2	Delivery by Mail	12
3.8.3	Delivery by Private Carrier	12
3.8.4	Facsimile, Electronic or Oral Notice	12

3.9	Waiver of Notice	12

3.9.1	In Writing or by Electronic Transmission	12
3.9.2	By Attendance	12

3.10	Quorum	12
3.11	Manner of Acting	13
3.12	Presumption of Assent	13
3.13	Action by Board or Committees Without a Meeting	13

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TABLE OF CONTENTS

(continued)

3.14	Resignation	13
3.15	Committees	13

3.15.1	Creation and Authority of Committees	13
3.15.2	Minutes of Meetings	14
3.15.3	Quorum and Manner of Acting	14
3.15.4	Resignation	14
3.15.5	Removal	14

3.16	Compensation	14
3.17	Interested Directors	15
3.18	Submission of Questionnaire, Representation and Agreement	15

SECTION 4	OFFICERS	16

4.1	General	16
4.2	Term of Office	16
4.3	Resignation	16
4.4	Removal	16
4.5	Vacancies	16
4.6	Chairman of the Board	16
4.7	President	16
4.8	Vice President	17
4.9	Secretary and Assistant Secretaries	17
4.10	Treasurer and Assistant Treasurers	17
4.11	Compensation	17
4.12	Bonding	18

SECTION 5	CONTRACTS, LOANS, CHECKS AND DEPOSITS	18

5.1	Contracts	18
5.2	Checks, Drafts, Etc.	18
5.3	Deposits	18

SECTION 6	CERTIFICATES FOR SHARES AND THEIR TRANSFER	18

6.1	Issuance of Shares	18
6.2	Certificates for Shares	18
6.3	Share Records	19
6.4	Transfer of Shares	19
6.5	Lost or Destroyed Certificates	19
6.6	Shares of Another Corporation	19
6.7	Default Transfer Agent	19
6.8	Registered Shareholders	19

SECTION 7	BOOKS AND RECORDS	20

7.1	General	20
7.2	Fiscal Year	20
7.3	Seal	20

SECTION 8	EXCLUSIVE FORUM	20

SECTION 9	INDEMNIFICATION	21

9.1	General	21
9.2	Insurance	22

SECTION 10	AMENDMENTS OR REPEAL	22

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AMENDED AND RESTATED BYLAWS
OF
SANARA MEDTECH INC.

SECTION 1 OFFICES

The principal office of the corporation shall be located at such place within or without the State of Texas as the Board of Directors of the corporation (the “Board”) may designate. The corporation may have such other offices, either within or without the State of Texas, as the Board may designate or as the business of the corporation may require from time to time. The registered office and registered agent of the corporation is set forth in the Certification of Formation of the corporation (as the same may be amended from time to time, the “Certificate of Formation”) and may be altered by resolution of the Board.

SECTION 2 SHAREHOLDERS

2.1 Annual Meetings

Annual meetings of the shareholders shall be held each year within the fiscal year following the fiscal year end of the corporation, at a date, time and location (including virtually by remote communication) determined by resolution of the Board for the purpose of electing directors and transacting such other business as may properly come before the meeting.

2.2 Special Meetings

The Chairman of the Board, the President or the Board may call special meetings of the shareholders for any purpose, unless otherwise prescribed by law, the Certificate of Formation or these Amended and Restated Bylaws (these “Bylaws”). Holders of not less than one-fourth of all the shares of the corporation that are issued, outstanding and entitled to vote at the meeting may also call special meetings of the shareholders for any purpose by giving notice to the corporation as specified in Section 2.4 hereof. Such notice must state the purpose or purposes of the proposed meeting. Business transacted at all special meetings will be confined to the purpose(s) stated in the notice of the meeting unless all shareholders entitled to vote are present and consent.

2.3 Place of Meetings

All meetings shall be held at the principal office of the corporation or at such other place within or without the State of Texas designated by the Board, by any persons entitled to call a meeting hereunder or in a waiver of notice signed by all the shareholders entitled to notice of the meeting. If authorized by the Board, and subject to any guidelines and procedures adopted by the Board, shareholders not physically present at a meeting of shareholders may participate in the meeting by means of remote communication and may be considered present in person and may vote at the meeting, whether held at a designated place or solely by means of remote communication, subject to the conditions imposed by applicable law (meaning, here and hereinafter, as required from time to time by the Texas Business Organizations Code, as the same exists or may hereafter be amended (the “TBOC”)).

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2.4 Notice of Meetings

2.4.1 General

Notice of the place, if any, date, and time of all meetings of the shareholders and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each shareholder entitled to vote at such meeting, except as otherwise provided herein or required by law or the Certificate of Formation. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Notwithstanding the preceding paragraph, to the extent required by the TBOC, notice of a shareholder meeting regarding a fundamental business transaction (as defined in the TBOC) must be given to each shareholder of the corporation not later than twenty-one (21) days prior to the meeting, regardless of the shareholder’s right to vote on the matter. Notice of such action shall comply with any other requirements set by law.

2.4.2 Advance Notice of Shareholder Nominations

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors by the shareholders of the corporation. To be properly brought before an annual meeting, or a special meeting of shareholders called for the purpose of electing directors as set forth in the corporation’s notice of such special meeting, the nomination must be made (i) pursuant to the notice of meeting (or any supplement thereto) given by or at the direction of the Board; (ii) otherwise properly brought before the meeting by or at the direction of the Board; or (iii) properly brought before the meeting by a shareholder who (A) is a shareholder of record at the time of giving of notice provided for in these Bylaws and at the date of the meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 2.4.2. Subject to Section 2.4.2(h), the foregoing clause (iii) shall be the exclusive means for a shareholder to make nominations of persons for election as directors at any annual or special meeting of shareholders.

(b) In addition to any other applicable requirements, for a nomination to be properly made by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary at the principal offices of the corporation, even if the election of directors is already the subject of any notice to the shareholders or public announcement from the Board. To be timely, a shareholder’s notice must be delivered to or mailed to and received by the Secretary at the principal executive offices of the corporation (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the corporation’s annual meeting of shareholders in the immediately preceding year; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the previous year’s annual meeting, to be timely, notice by the shareholder must be so received not earlier than one hundred twenty (120) days prior to such annual meeting and not later than the later of (A) ninety (90) days prior to such annual meeting and (B) the close of business on the tenth (10th) day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made by the corporation; and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not earlier than one hundred twenty (120) days prior to such meeting and not later than the later of (A) ninety (90) days prior to such meeting and (B) the close of business on the tenth (10th) day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made by the corporation. The public announcement of an adjournment or postponement of an annual meeting or special meeting shall not commence a new time period (or extend any notice time period) for the giving of a shareholder’s notice as described in this Section 2.4.2.

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(c) The Secretary shall determine whether a notice delivered pursuant to this Section 2.4.2 complies with the requirements of this Section 2.4.2 so as to be considered properly delivered to the corporation. If the Secretary shall determine that such notice has not been properly delivered to the corporation, then the nomination contained in such notice shall not be considered at the meeting in question. A shareholder’s notice to the Secretary shall be signed by the shareholder of record who intends to make a director nomination (or such shareholder’s duly authorized proxy or other representative), shall bear the date of signature of such shareholder (or proxy or other representative) and shall set forth: (i) as to each person whom the shareholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the corporation that are owned of record or are directly or indirectly owned beneficially by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement soliciting proxies for the election of such person as a director in an election contest (even if an election contest is not involved) or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (ii) as to the shareholder giving the notice, (A) the name and address of the shareholder as they appear on the corporation’s books, and the name and address of any Associated Person (as defined below), (B) the class or series and number of shares of capital stock of the corporation that are owned of record or directly or indirectly owned beneficially by such shareholder and any Associated Person, (C) the class or series, if any, and number of options, warrants, puts, calls, convertible securities, stock appreciation rights, or similar rights, obligations or commitments with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares or other securities of the corporation or with a value derived in whole or in part from the value of any class or series of shares or other securities of the corporation, whether or not such instrument, right, obligation or commitment shall be subject to settlement in the underlying class or series of shares or other securities of the corporation (each a “Derivative Instrument”), which are, directly or indirectly, beneficially owned by such shareholder or any Associated Person, (D) any proxy (other than a revocable proxy or written consent given in response to a solicitation made pursuant to Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship pursuant to which such shareholder or any Associated Person has a right to vote any shares of the corporation, (E) any short interest in any security of the corporation held by such shareholder or any Associated Person (for purposes of this Section 2.4.2, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (G) any performance-related fees (other than an asset-based fee) that such shareholder or any Associated Person is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such shareholder’s or any Associated Person’s immediate family sharing the same household, (H) a description of all agreements, arrangements or understandings (written or oral) between or among such shareholder, any Associated Person, any proposed nominee or any other person or persons (including their names) pursuant to which the nomination or nominations are to be made by such shareholder, (I) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and an acknowledgement that, if such shareholder (or a qualified representative of the shareholder) does not appear to present the shareholder’s nomination at such meeting, the corporation need not present the shareholder’s nomination for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation, (J) the names and addresses of other shareholders (including beneficial and record owners) known by the proposing shareholder to support the nomination, and to the extent known, the class or series and number of all shares of the corporation’s capital stock owned beneficially or of record by such other shareholders, (K) any agreement, arrangement or understanding (written or oral) between such shareholder, on the one hand, and an Associated Person, on the other hand, related to any subject matter that will be material in such shareholder’s solicitation of shareholders (including, without limitation, matters of social, labor, environmental and governance policy), regardless of whether such agreement, arrangement or understanding relates specifically to the corporation, (L) any agreement, arrangement or understanding (written or oral) between such shareholder or any Associated Person, on the one hand, and the director nominee, on the other hand, related to any subject matter that will be material in such shareholder’s solicitation of shareholders (including, without limitation, matters of social, labor, environmental and governance policy), regardless of whether such agreement, arrangement or understanding relates specifically to the corporation, (M) any other information relating to such shareholder and any Associated Person that would be required to be disclosed in a proxy statement soliciting proxies for the election of such person as a director in an election contest (even if an election contest is not involved) or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (N) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder or any Associated Person, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the shareholder making the nomination and any Associated Person, or any person acting in concert therewith, was the “registrant” for purposes of such rule and the nominee was a director or executive officer of such registrant, (O) any direct or indirect interest of such shareholder in any contract with the corporation or any affiliate of the corporation (including any employment agreement, collective bargaining agreement or consulting agreement), (P) a complete and accurate description of any pending, or to such shareholder’s knowledge, threatened, legal proceeding in which such shareholder is a party or participant involving the corporation or, to such shareholder’s knowledge, any current or former officer, director, affiliate or associate of the corporation, (Q) a representation that the shareholder will provide the corporation with the updates and supplements required by this Section 2.4.2, (R) a statement of whether or not such shareholder, its qualified representatives and/or any Associated Person intend to solicit proxies or votes in support of such director nominees or nomination in accordance with Rule 14a-19 promulgated under the Exchange Act (and if so, such statement shall also include an undertaking that such shareholder will deliver to beneficial owners of shares representing at least 67% of the voting power of the stock entitled to vote generally in the election of directors either (1) at least twenty (20) calendar days before the annual meeting, a copy of its definitive proxy statement for the solicitation of proxies for its director candidates, or (2) at least forty (40) calendar days before the annual meeting a Notice of Internet Availability of Proxy Materials that would satisfy the requirements of Rule 14a-16(d) of the Exchange Act), and (S) a representation that the shareholder has complied with all applicable requirements of state law and the Exchange Act with respect to matters set forth in this Section 2.4.2. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee in the corporation’s proxy statement and to serve as a director if elected and a representation that such nominee currently intends to serve as a director for the full term for which such nominee is standing for election. With respect to each person whom the shareholder proposes to nominate for election as a director, a shareholder’s notice must, in addition to the matters set forth above in this paragraph, also include a completed and signed questionnaire, representation and agreement required by Section 3.18 of these Bylaws. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. If requested by the corporation, any supplemental information required under this Section 2.4.2 shall be provided by the shareholder within ten (10) days after it has been requested by the corporation. In addition, the Board may require any proposed nominee to submit to interviews with the Board or any committee thereof, and such proposed nominee shall make himself or herself available for any such interviews within no less than ten (10) days following the date of such request.

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(d) A shareholder providing notice of a director nomination shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4.2 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation (i) in the case of the update and supplement required to be made as of the record date for the meeting, not later than five (5) business days after such record date and (ii) in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof, as applicable, not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof. For the avoidance of doubt, any information provided pursuant to this paragraph shall not be deemed to cure any deficiencies in a notice previously delivered pursuant to this Section 2.4.2 and shall not extend the time period for the delivery of notice pursuant to this Section 2.4.2. If a shareholder fails to provide any written update or supplement in accordance with this paragraph, the information as to which such written update or supplement relates may be deemed not to have been provided in accordance with this Section 2.4.2.

(e) If any information submitted pursuant to this Section 2.4.2 shall be inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with this Section 2.4.2. The nominating shareholder shall notify the Secretary in writing at the principal executive offices of the corporation of any material inaccuracy or material change in any information submitted pursuant to this Section 2.4.2 (including if the shareholder or any Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 2.4.2(c)(ii)(R)) within two (2) business days after becoming aware of such inaccuracy or change. Upon written request of the Secretary, the nominating shareholder shall provide, within five (5) business days after delivery of such request (or such earlier period as may be specified in such request), (i) written verification, reasonably satisfactory to the Secretary, to demonstrate the accuracy of any information submitted by such shareholder pursuant to this Section 2.4.2 and (ii) a written affirmation of any information submitted by such shareholder pursuant to this Section 2.4.2 as of an earlier date. If the nominating shareholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.4.2.

(f) Notwithstanding the foregoing provisions of this Section 2.4.2, unless otherwise required by law, no shareholder shall solicit proxies in support of director nominees other than the corporation’s nominees unless such shareholder has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies. If (i) any shareholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act and (ii) such shareholder subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or (3) under the Exchange Act (as determined by the Secretary), then the corporation shall disregard any proxies for any proposed nominees on the corporation’s proxy card other than the corporation’s nominees, notwithstanding that proxies in favor thereof may have been received by the corporation. Upon request by the corporation, if any shareholder provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such shareholder shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied. In addition, to the provisions of this Section 2.4.2, a shareholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

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(g) Notwithstanding the foregoing provisions of this Section 2.4.2, if the shareholder (or a qualified representative of the shareholder) does not appear at the meeting of shareholders of the corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the corporation.

(h) Nothing in this Section 2.4.2 shall be deemed to affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Formation.

(i) For purposes of these Bylaws, (i) an “Associated Person” shall mean for any proposing or nominating shareholder (A) any person controlling, directly or indirectly, or acting in concert with, such shareholder, (B) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such shareholder, or (C) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (A) and (B); (ii) a shareholder shall be deemed to be “acting in concert” with a person if such shareholder has knowingly acted (whether or not pursuant to an express agreement, arrangement or understanding) at any time during the prior two years in concert with such person (or control person thereof) in relation to matters (whether or not specific to the corporation) that will be material to the shareholder’s solicitation of shareholders, including, without limitation, matters of social, labor, environmental and governance policy; provided, however, that a shareholder shall not be deemed to be acting in concert with a person whose primary business is to serve as investment manager or adviser with respect to investing and trading in securities for a client or its own account; and (iii) a “qualified representative” of a shareholder means a person that is a duly authorized officer, manager or partner of such shareholder or is authorized by a writing (A) executed by such shareholder, (B) delivered (or a reliable reproduction or electronic transmission of the writing is delivered) by such shareholder to the corporation prior to the taking of the action taken by such person on behalf of such shareholder and (C) stating that such person is authorized to act for such shareholder with respect to the action to be taken.

2.4.3 Advance Notice of Shareholder Proposals

(a) At any annual or special meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual or special meeting, the proposal of business to be considered by the shareholders must be made (i) pursuant to the notice of meeting (or any supplement thereto) given by or at the direction of the Board; (ii) otherwise properly brought before the meeting by or at the direction of the Board; or (iii) properly brought before the meeting by a shareholder who (A) is a shareholder of record at the time of giving of notice provided for in these Bylaws and at the date of the meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures set forth in this Section 2.4.3. Except for proposals properly made in accordance with Rule 14a-8 under the Exchange Act and included in the notice of meeting given by or at the direction of the Board, the foregoing clause (iii) shall be the exclusive means for a shareholder to propose business (other than nominations) to be brought before an annual or special meeting of shareholders.

(b) In addition to any other applicable requirements for business to be properly brought before an annual or special meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary at the principal offices of the corporation, and such business must be a proper matter for shareholder action under the TBOC. To be timely, a shareholder’s notice must be delivered to or mailed to and received by the Secretary at the principal executive offices of the corporation (i) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the corporation’s annual meeting of shareholders in the immediately preceding year; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is more than (30) days before or more than sixty (60) days after the anniversary date of the previous year’s annual meeting, to be timely, notice by the shareholder must be so received not earlier than one hundred twenty (120) days prior to such annual meeting and not later than the later of (A) ninety (90) days prior to such annual meeting and (B) the close of business on the tenth (10th) day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made by the corporation; and (ii) in the case of a special meeting, not earlier than one hundred twenty (120) days prior to such meeting and not later than the later of (A) ninety (90) days prior to such meeting and (B) the close of business on the tenth (10th) day following the day on which notice of the date of the meeting was mailed or public announcement of the date of the meeting was made by the corporation.

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(c) The Secretary shall determine whether a notice delivered pursuant to this Section 2.4.3 complies with the requirements of this Section 2.4.3 so as to be considered properly delivered to the corporation. If the Secretary shall determine that such notice has not been properly delivered to the corporation, then the business proposed in such notice shall not be considered at the meeting in question. A shareholder’s notice to the Secretary shall be signed by the shareholder of record who intends to make the proposal (or such shareholder’s duly authorized proxy or other representative), shall bear the date of signature of such shareholder (or proxy or other representative) and shall set forth: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the text of the proposal (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); (iii) any other information relating to the proposing shareholder required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder and (iv) all of the other information required by Section 2.4.2(c)(ii) above.

(d) A shareholder providing notice of business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4.3 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation (i) in the case of the update and supplement required to be made as of the record date for the meeting, not later than five (5) business days after such record date and (ii) in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof, as applicable, not later than eight (8) business days prior to the date for the meeting or any adjournment or postponement thereof. For the avoidance of doubt, any information provided pursuant to this paragraph shall not be deemed to cure any deficiencies in a notice previously delivered pursuant to this Section 2.4.3 and shall not extend the time period for the delivery of notice pursuant to this Section 2.4.2. If a shareholder fails to provide any written update or supplement in accordance with this paragraph, the information as to which such written update or supplement relates may be deemed not to have been provided in accordance with this Section 2.4.3.

(e) If any information submitted pursuant to this Section 2.4.3 shall be inaccurate in any material respect, such information shall be deemed not to have been provided in accordance with this Section 2.4.3. The proposing shareholder shall notify the Secretary in writing at the principal executive offices of the Corporation of any material inaccuracy or material change in any information submitted pursuant to this Section 2.4.3 within two (2) business days after becoming aware of such inaccuracy or change. Upon written request of the Secretary, the proposing shareholder shall provide, within five (5) business days after delivery of such request (or such earlier period as may be specified in such request), (i) written verification, reasonably satisfactory to the Secretary, to demonstrate the accuracy of any information submitted by such shareholder pursuant to this Section 2.4.3 and (ii) a written affirmation of any information submitted by such shareholder pursuant to this Section 2.4.3 as of an earlier date. If the proposing shareholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 2.4.3.

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(f) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Section 2.4.3; provided, however, that nothing in this Section 2.4.3 shall be deemed to preclude discussion by any shareholder of any business properly brought before the meeting in accordance with said procedures.

(g) In addition to the provisions of this Section 2.4.3, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.4.3 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act. This Section 2.4.3 shall not apply to a proposal proposed to be made by a shareholder if the shareholder has notified the corporation of the shareholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such meeting.

2.5 Waiver of Notice

2.5.1 Waiver in Writing or by Electronic Transmission

Whenever any notice is required to be given to any shareholder under the provisions of these Bylaws, the Certificate of Formation or the TBOC, a waiver thereof in writing, signed by the person or persons entitled to such notice, or waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

2.5.2 Waiver by Attendance

The attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except when a shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

2.6 Fixing of Record Date for Determining Shareholders

2.6.1 Meetings

For the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than sixty (60) (or the maximum number permitted by applicable law) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of and to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of and to vote at the meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

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2.6.2 Consent to Corporate Action Without a Meeting

For the purpose of determining shareholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) (or the maximum number permitted by applicable law) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by the TBOC, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Texas, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by the TBOC, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

2.6.3 Dividends, Distributions and Other Rights

For the purpose of determining shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not less than ten (10) and not more than sixty (60) (or the maximum number permitted by applicable law) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.7 Voting List

A complete list of shareholders entitled to vote at any meeting of shareholders or any adjournment thereof, arranged in alphabetical order for each class of shares and showing the address of each such shareholder, the number, class and par value of shares registered in his or her name, and the number of votes that each shareholder is entitled to if different than the number of shares held, shall be open to the examination of any such shareholder for a period of at least ten (10) days prior to the meeting in the manner provided by law during regular business hours. This list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares held by each of them. Only shareholders of record on the books and records of the corporation shall be entitled to be treated by the corporation as holders in fact of the shares standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, any shares on the part of any other person, firm or corporation, whether or not it shall have express or other notice thereof, except as expressly provided by applicable law.

2.8 Quorum

A majority of the outstanding shares of the corporation entitled to vote on any matter, present in person or represented by proxy at the meeting, shall constitute a quorum at a meeting of the shareholders for that matter; unless or except to the extent that the presence of a larger number may be required by law. If less than a quorum is represented at a meeting, the chairman of the meeting, or a majority of the shares so represented, may adjourn the meeting from time to time. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the meeting. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

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2.9 Manner of Acting

In all matters other than the election of directors, if a quorum is present, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting that are entitled to vote on the subject matter and are actually voted on any question shall be the act of the shareholders, unless the vote of a greater number is required by these Bylaws, the Certificate of Formation, law or the rules of any securities exchange upon which the corporation’s securities are listed. Directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote on the election of directors at a meeting at which a quorum is present.

2.10 Proxies

2.10.1 Appointment

Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy. Such authorization may be accomplished by the shareholder or such shareholder’s authorized officer, director, employee or agent executing a writing or causing his or her signature to be affixed to such writing by any reasonable means, including facsimile signature or other means of electronic transmission, to the intended holder of the proxy or to a proxy solicitation firm, proxy support service or similar agent duly authorized by the intended proxy holder to receive such transmission; provided, that any such electronic transmission must either set forth or be accompanied by information from which it can be determined that the electronic transmission was authorized by the shareholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission by which a shareholder has authorized another person to act as proxy for such shareholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Each proxy will be revocable unless expressly provided therein to be irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.

2.10.2 Delivery to Corporation; Duration; Proxy Solicitation

A proxy shall be filed with the Secretary before or at the time of the meeting or the delivery to the corporation of the consent to corporate action in writing. A proxy shall become invalid eleven (11) months after the date of its execution unless otherwise provided in the proxy. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

2.11 Voting of Shares

Except as otherwise required by the Certificate of Formation, for matters other than the election of directors, each outstanding share entitled to vote with respect to the subject matter of an issue submitted to a meeting of shareholders shall be entitled to one vote upon each such issue, regardless of class or series, except to the extent that the voting rights of the shares of any class or series are limited or denied by the Certificate of Formation, as may be amended from time to time.

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2.12 Voting for Directors

Each shareholder entitled to vote at an election of directors may vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote; provided, however, that no cumulative voting shall be permitted in the election of directors.

2.13 Action by Shareholders Without a Meeting

Any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in Texas, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action. Every written consent shall bear the date of signature of each shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the corporation in the manner prescribed in this Section 2.13. An electronic transmission consenting to an action to be taken and transmitted by a shareholder or proxyholder, or by a person or persons authorized to act for a shareholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.13 to the extent permitted by law. Any such consent shall be delivered in accordance with Section 6.203 of the TBOC. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

SECTION 3 BOARD OF DIRECTORS

3.1 General Powers

The business and affairs of the corporation shall be managed by the Board, who may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, the Certificate of Formation or these Bylaws directed or required to be exercised or done by the shareholders.

3.2 Number and Tenure

The number of directors who shall constitute the whole Board shall be such number as the Board shall from time to time have designated, except that in the absence of any such designation, such number shall be eight. Each director shall be elected for a term of one year and until his or her successor is elected and qualified, except as otherwise provided herein or required by law. Whenever the authorized number of directorships is increased between annual meetings of the shareholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directorships shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by the decrease.

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3.3 Removal

At any meeting of shareholders called expressly for that purpose, one or more members of the Board (including the entire Board) may be removed, with or without cause, by a vote of the holders of a majority of the shares of the shareholders entitled to vote for the election of such director.

3.4 Vacancies

Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the Board for a term of office only until the next election of one or more directors by the shareholders.

3.5 Regular Meetings

Regular meetings of the Board shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board and publicized among all directors. A notice of each regular meeting shall not be required.

3.6 Special Meetings

Special meetings of the Board or any committee appointed by the Board may be called by or at the request of the Chairman of the Board or the President and shall be called at the written request of any two directors, and, in the case of any special meeting of any committee appointed by the Board, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Texas as the place for holding any special meeting called by them.

3.7 Meetings by Telephone

Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting had not been lawfully called or convened.

3.8 Notice of Special Meetings

Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a director in writing or orally by telephone or in person. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

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3.8.1 Personal Delivery

If notice is given by personal delivery, the notice shall be effective if delivered to a director at least two (2) days before the meeting.

3.8.2 Delivery by Mail

If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail properly addressed to a director at his or her address shown on the records of the corporation with postage prepaid at least three (3) days before the meeting.

3.8.3 Delivery by Private Carrier

If notice is given by private carrier, the notice shall be deemed effective when dispatched to a director at his or her address shown on the records of the corporation at least three (3) days before the meeting.

3.8.4 Facsimile, Electronic or Oral Notice

If notice is delivered by wire or wireless equipment such as facsimile, email, or other electronic means, or if delivered orally, whether by phone or in person, the notice shall be deemed effective when dispatched at least three (3) days before the meeting to a director at his or her contact number(s) or electronic address(es) appearing on the records of the corporation.

3.9 Waiver of Notice

3.9.1 In Writing or by Electronic Transmission

Whenever any notice is required to be given to any director under the provisions of these Bylaws, the Certificate of Formation or the TBOC, a waiver thereof in writing, signed by the person or persons entitled to such notice, or waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting.

3.9.2 By Attendance

The attendance of a director at a Board or committee meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

3.10 Quorum

A majority of the total number of directors fixed by or in the manner provided in these Bylaws shall constitute a quorum for the transaction of business at any Board meeting. If a quorum shall fail to attend any meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum is present.

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3.11 Manner of Acting

The act of the majority of the directors present at a Board or committee meeting at which there is a quorum shall be the act of the Board or committee, unless the vote of a greater number is required by these Bylaws, the Certificate of Formation or the TBOC.

3.12 Presumption of Assent

A director of the corporation present at a Board or committee meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting, or unless such director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. A director who voted in favor of such action may not dissent.

3.13 Action by Board or Committees Without a Meeting

Any action that could be taken at a meeting of the Board or of any committee appointed by the Board may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.14 Resignation

Any director may resign at any time by delivering written notice to the Chairman of the Board, the President, the Secretary or the Board, or to the registered office of the corporation. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.15 Committees

3.15.1 Creation and Authority of Committees

The Board may, by resolution passed by a majority of the entire Board, designate committees, each committee to consist of two (2) or more directors of the corporation, which committees will have such power and authority and will perform such functions as may be provided in such resolution. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting. Any such committee, to the extent provided in the resolution of the Board establishing such committee or as otherwise provided in these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation; but no such committee shall have the power or authority in reference to (i) amending the Certificate of Formation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 21.416(c)(1) of the TBOC, establish series of shares, increase or decrease the number of shares in a series or eliminate a series of shares as authorized by Section 21.155 of the TBOC), (ii) proposing a reduction of stated capital under Sections 21.253 and 21.254 of the TBOC, (iii) approving a plan of merger, share exchange or conversion of the corporation, (iv) recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, (v) recommending to the shareholders a voluntary winding up and termination or revocation of a voluntary winding up and termination, (vi) amending, altering, or repealing these Bylaws or adopting new bylaws, (vii) filling vacancies on the Board; (viii) filling vacancies on or designating alternate members of a committee of the Board, (ix) filling a vacancy to be filled because of an increase in the number of directors, (x) electing or removing officers of the corporation or members or alternate members of a committee of the Board; (xi) setting the compensation of the members or alternate members of a committee of the Board or (xii) amending or repealing a resolution of the Board that states that it may not be amended or repealed by a committee of the Board.

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3.15.2 Minutes of Meetings

All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

3.15.3 Quorum and Manner of Acting

A majority of the number of directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a quorum is present at a meeting, a majority of such directors present may adjourn the meeting from time to time without further notice. The act of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee.

3.15.4 Resignation

Any member of any committee may resign at any time by delivering written notice to the Chairman of the Board, the President, the Secretary, the Board or the Chairman of such committee. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.15.5 Removal

The Board may remove from office any member of any committee elected or appointed by it, but only by the affirmative vote of not less than a majority of the number of directors fixed by or in the manner provided in these Bylaws.

3.16 Compensation

Directors will receive such compensation for their services and reimbursement for their expenses as the Board, by resolution, may establish; provided that nothing herein contained will be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

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3.17 Interested Directors

No contract or transaction between the corporation and one or more of its directors or officers, or one or more affiliates or associates of one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of the corporation’s directors or officers, or one or more affiliates or associates of one or more of the corporation’s directors or officers, are a managerial official or have a financial interest, will be void or voidable if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or a committee of the Board, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors or committee members, even if the disinterested directors or committee members be less than a quorum, (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee that authorizes the contract or transaction. Any person who has one of the relationships discussed above may: (i) be present at or participate in, and if the person is a director or a committee member of the Company, vote at a meeting of the Board or a committee thereof that authorizes the contract or transaction, or (ii) sign, in the person’s capacity as a director or committee member of the Company, a unanimous written consent of the directors or committee members of the Company to authorize the contract or transaction.

3.18 Submission of Questionnaire, Representation and Agreement

To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.4.2 of these Bylaws or, in the case of a nomination made by or at the direction of the Board, in accordance with such time periods as the Board may from time to time prescribe) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made in the form required by the corporation (which form such nominating shareholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such nominating shareholder within ten (10) days after receiving such request), and a written representation and agreement in the form required by the corporation (which form such nominating shareholder shall request in writing from the Secretary prior to submitting notice and which Secretary shall provide to such nominating shareholder within ten (10) days after receiving such request) providing that, among other things, such person (i) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, if elected as a director of the corporation, will be and remain in compliance with all applicable rules of any securities exchanges upon which the corporation’s securities are listed, the Certificate of Formation, these Bylaws and all applicable policies and guidelines of the corporation publicly disclosed or provided to such person from time to time, including, without limitation, those relating to corporate governance, conflict of interest, confidentiality, stock ownership and securities trading.

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SECTION 4 OFFICERS

4.1 General

The officers of the corporation will be elected by the Board and shall be a President and Secretary. The Board may also elect a Chairman of the Board, Treasurer, Vice Chairman of the Board, Vice Presidents, Assistant Vice Presidents, and Assistant Secretaries and Assistant Treasurers. Any two (2) or more offices may be held by the same person. The Board may also elect and appoint such other officers and agents as it deems necessary, who will be elected and appointed for such terms and will exercise such authority and perform such duties as may be determined from time to time by the Board. The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties.

4.2 Term of Office

Each officer shall serve until his or her successor is elected and qualified or until the earlier death, resignation, or removal of such officer.

4.3 Resignation

Any officer may resign at any time by delivering written notice to the Chairman of the Board, the President, the Secretary or the Board. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.4 Removal

Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.5 Vacancies

A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term, or for a new term established by the Board.

4.6 Chairman of the Board

If the Board has elected a Chairman of the Board, he or she will preside at all meetings of the shareholders and the Board. Except where by law the signature of the President is required, the Chairman will have the same power as the President to sign all certificates, contracts and other instruments of the corporation. During the absence or disability of the President, the Chairman will exercise the powers and perform the duties of the President. The Board, in its discretion, may designate whether or not the Chairman of the Board shall be considered a full-time employee or executive officer of the Company by virtue of the Chairman position.

4.7 President

The President will be the Chief Executive Officer of the corporation and, subject to the control of the Board, will supervise and control all of the business and affairs of the corporation. The President may sign certificates for shares of the corporation, deeds, mortgages, bonds contracts or other instruments, except when the signing and execution thereof have been expressly delegated by the Board or these Bylaws to some other officer or agent of the corporation or are required by law to be otherwise signed or executed by some other officer or in some manner. The President will, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and the Board. In general, the President will have all powers and perform all duties incident to the office of President and will have such other powers and perform such other duties as the Board may from time to time prescribe.

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4.8 Vice President

Each Vice President will have the usual and customary powers and perform the usual and customary duties incident to the office of Vice President, and will have such other powers and perform such other duties as the Board or any committee thereof may from time to time prescribe or as the President may from time to time delegate to him. In the absence or disability of the President and the Chairman of the Board, a Vice President designated by the Board, or in the absence of such designation the Vice Presidents in the order of their seniority in office, will exercise the powers and perform the duties of the President.

4.9 Secretary and Assistant Secretaries

The Secretary will attend all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary will perform like duties for the Board and committees thereof when required. The Secretary will give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board. The Secretary will keep in safe custody the seal of the corporation. The Secretary will be under the supervision of the President. The Secretary will have such other powers and perform such other duties as the Board may from time to time prescribe or as the President may from time to time delegate to him. The Assistant Secretaries in the order of their seniority in office, unless otherwise determined by the Board, will, in the absence or disability of the Secretary, exercise the powers and perform the duties of the Secretary. They will have such other powers and perform such other duties as the Board may from time to time prescribe or as the President may from time to time delegate to them.

4.10 Treasurer and Assistant Treasurers

The Treasurer will have responsibility for the receipt and disbursement of all corporate funds and securities, will keep full and accurate accounts of such receipts and disbursements, and will deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board. The Treasurer will render to the directors whenever they may require it an account of the operating results and financial condition of the corporation, and will have such other powers and perform such other duties as the Board may from time to time prescribe or as the President may from time to time delegate to him. The Assistant Treasurers in the order of their seniority in office, unless otherwise determined by the Board, will, in the absence or disability of the Treasurer, exercise the powers and perform the duties of the Treasurer. They will have such other powers and perform such other duties as the Board may from time to time prescribe or as the President may from time to time delegate to them.

4.11 Compensation

The compensation of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority.

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4.12 Bonding

The corporation may secure a bond to protect the corporation from loss in the event of defalcation by any of the officers, which bond may be in such form and amount and with such surety as the Board may deem appropriate.

SECTION 5 CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1 Contracts

The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

5.2 Checks, Drafts, Etc.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

5.3 Deposits

All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

SECTION 6 CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1 Issuance of Shares

No shares of the corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

6.2 Certificates for Shares

The shares of the corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Unless any such resolution applies, each holder of shares represented by certificates shall be entitled to a certificate signed by, or in the name of the corporation by, the President and by the Secretary (or in the absence or disability of the Secretary, an Assistant Secretary), certifying the number of shares owned by such holder. Any or all of the signatures on the certificate may be by facsimile. The Board may in its discretion appoint responsible banks or trust companies from time to time to act as transfer agents and registrars of the shares of the corporation; and, when such appointments shall have been made, no share certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person was such officer, transfer agent or registrar at the date of issue. All certificates shall include written notice of any restrictions that may be imposed on the transferability of such shares and shall be consecutively numbered or otherwise identified.

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6.3 Share Records

The share transfer books shall be kept at the registered office or principal place of business of the corporation or at the office of the corporation’s transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the share transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

6.4 Transfer of Shares

The transfer of shares of the corporation shall be made only on the share transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled.

6.5 Lost or Destroyed Certificates

In the case of a lost, stolen, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

6.6 Shares of Another Corporation

Shares owned by the corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board may determine or, in the absence of such determination, by the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President, the Treasurer or Assistant Treasurer, or the Secretary or Assistant Secretary of the corporation.

6.7 Default Transfer Agent

Unless otherwise specified by the Board by resolution, the Secretary of the corporation shall act as transfer agent of the certificates representing the shares of stock of the corporation. He shall maintain a stock transfer book, the stubs in which shall set forth among other things, the names and addresses of the holders of all issued shares of the corporation, the number of shares held by each, the certificate numbers representing such shares, the date of issue of the certificates representing such shares, and whether or not such shares originate from original issue or from transfer.

6.8 Registered Shareholders

The corporation will be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

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SECTION 7 BOOKS AND RECORDS

7.1 General

The corporation will keep correct and complete books and records of account and minutes of the proceedings of its shareholders and Board, and will keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each. All records maintained by the corporation in the regular course of its business, including its share transfer ledger, books of account, and minute books, may be maintained in written paper form or another form capable of being converted to written paper form within a reasonable time. The corporation shall convert any records so kept upon the request of any person entitled to inspect the records pursuant to applicable law.

7.2 Fiscal Year

The fiscal year of the corporation will be fixed by resolution of the Board.

7.3 Seal

The corporation may have a seal, and such seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the corporation will have authority to affix the seal to any document requiring it. The corporation shall not be required to use the corporate seal and the lack of the corporate seal shall not affect an otherwise valid contract or other instrument executed by the corporation.

SECTION 8 EXCLUSIVE FORUM

Unless the corporation consents in writing to the selection of an alternative forum, any state court located in Tarrant County in the State of Texas (or, to the extent that any such court does not have jurisdiction, another state court located within the State of Texas or, if no court located within the State of Texas has jurisdiction, a federal districted court located in the State of Texas) shall be the sole and exclusive forum for any shareholder (including a beneficial owner) to bring: (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s shareholders, (iii) any action asserting a claim against the corporation, its directors, officers or employees arising pursuant to any provision of the TBOC, the Certificate of Formation or these Bylaws, or (iv) any action asserting a claim against the corporation, its directors, officers or employees governed by the internal affairs doctrine. Notwithstanding the foregoing, the provisions of this Section 8 will not apply to suits brought to enforce a duty or liability created by the Exchange Act, the Securities Act or any other claim for which the federal courts have exclusive jurisdiction. Additionally, unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, against the corporation or any of its directors, officers, other employees or agents.

If any action the subject matter of which is within the scope of this Section 8 is filed in a court other than a court located within the State of Texas (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Texas in connection with any action brought in any such court to enforce this Section 8 (an “FSC Enforcement Action”), and (ii) having service of process made upon such shareholder in any such FSC Enforcement Action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder. Any person or entity purchasing or otherwise acquiring any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of this Section 8.

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SECTION 9 INDEMNIFICATION

9.1 General

The corporation shall indemnify persons who are or were, at any time during which this Section 9.1 is in effect (whether or not such person continued to serve in such capacity at the time the indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the corporation in their capacities as directors and officers of the corporation and, if serving at the request of the corporation as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise, in each of those capacities, against any and all liability and judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses that may be incurred by them in connection with or resulting from (i) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, (ii) an appeal in such an action, suit or proceeding, or (iii) any inquiry or investigation that could lead to such an action, suit or proceeding, all to the full extent permitted by Title 1, Chapter 8 of the TBOC as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), and such indemnification shall continue as to a person who has ceased to be a director or officer or to serve in any of such other capacities and shall inure to the benefit of his or her heirs, executors and administrators.

The corporation may indemnify persons who are or were, at any time during which this Section 9.1 is in effect (whether or not such person continued to serve in such capacity at the time the indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), an employee or agent of the corporation, or persons who are not or were not employees or agents of the corporation but who are or were serving at the request of the corporation as a trustee, employee, agent or similar functionary of another foreign or domestic corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise (collectively, along with the directors and officers of the corporation, such persons are referred to herein as “Corporate Functionaries”) against any and all liability and judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses that may be incurred by them in connection with or resulting from (i) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, (ii) an appeal in such an action, suit or proceeding, or (iii) any inquiry or investigation that could lead to such an action, suit or proceeding, all to the full extent permitted by Title 1, Chapter 8 of the TBOC, and the corporation may indemnify such persons to the extent permitted by the TBOC as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), and such indemnification shall continue as to a person who has ceased to be a Corporate Functionary and shall inure to the benefit of his or her heirs, executors and administrators.

The rights to indemnification that are guaranteed to any director or officer of the corporation and conferred in this Section 9.1 shall include the right to be paid by the corporation the reasonable expenses incurred in defending any such action, suit or proceeding, in advance of its final disposition (such advances to be paid by the corporation within thirty (30) days after the receipt by the corporation of a statement or statements from the claimant requesting such advance or advances from time to time), to the maximum extent permitted by the TBOC as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader advancement rights than said law permitted the corporation to provide prior to such amendment), subject only to such written affirmation or undertaking as may be required to be furnished by the claimant under the TBOC. The rights which may be conferred upon Corporate Functionaries in this Section 9.1 may, if authorized by the Board, be contract rights that vest at the time of such person’s service to or at the request of the corporation and such rights may continue as to any such person who has ceased to so serve and may inure to the benefit of such person’s heirs, executors and administrators, at the election of the Board. The rights which may be conferred upon Corporate Functionaries in this Section 9.1 may be in addition to all rights to which any Corporate Functionary may be entitled under any agreement or vote of shareholders or as a matter of law or otherwise and cannot be terminated by the corporation, the Board or the shareholders of the corporation with respect to a person’s service prior to the date of such termination. Any amendment, modification, alteration or repeal of this Section 9.1 that in any way diminishes, limits, restricts, adversely affects or eliminates any right of a Corporate Functionary or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.

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9.2 Insurance

The corporation may purchase or maintain insurance on behalf of any Corporate Functionary against any liability asserted against him and incurred by him in such a capacity or arising out of his status as a Corporate Functionary, whether or not the corporation would have the power to indemnify him or her against the liability under the TBOC or these Bylaws; provided, however, that if the insurance or other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the insurance or arrangement may provide for payment of a liability with respect to which the corporation would not have the power to indemnify the person only if including coverage for the additional liability has been approved by the shareholders of the corporation. Without limiting the power of the corporation to procure or maintain any kind of insurance or arrangement, the corporation may, for the benefit of persons indemnified by the corporation, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnification obligation by grant of any security interest or other lien on the assets of the corporation, or (iv) establish a letter of credit, guaranty or surety arrangement. Any such insurance or other arrangement may be procured, maintained or established within the corporation or its affiliates or with any insurer or other person deemed appropriate by the Board regardless of whether all or part of the shares or other securities thereof are owned in whole or in part by the corporation. In the absence of fraud, the judgment of the Board as to the terms and conditions of such insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive, and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in approving such insurance or other arrangement shall be beneficiaries thereof.

SECTION 10 AMENDMENTS OR REPEAL

These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any regular or special meeting of the shareholders by a vote of the shareholders owning a majority of the shares and entitled to vote thereat. These Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any regular or special meeting of the Board (if notice of such alteration or repeal be contained in the notice of such special meeting) by a majority vote of the directors present at the meeting at which a quorum is present, but any such amendment shall not be inconsistent with or contrary to the provision of any amendment adopted by the shareholders at any meeting of the Board at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting.

Notwithstanding any amendment to Section 10 hereof or repeal of these Bylaws, or of any amendment or repeal of any of the procedures that may be established by the Board pursuant to Section 10 hereof, any indemnitee shall be entitled to indemnification in accordance with the provisions hereof and thereof with respect to any acts or omissions of such indemnitee occurring prior to such amendment or repeal. If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, will be valid and operative. These Bylaws are subject to, and governed by, the Certificate of Formation.

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